SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of report: March 20, 1998




                            LEXFORD RESIDENTIAL TRUST
                     (successor by merger to Lexford, Inc.)
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               (Exact Name of Registrant as Specified in Charter)


         Maryland                    1-13951                          31-4427382
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(State of Other Jurisdiction  (Commission File Number)          (I.R.S. Employer
      of Incorporation)                                      Identification No.)


The Huntington Center
24th Floor
41 South High Street, Suite 2410 , Columbus, Ohio                          43215
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:  (614) 242-3850



                                  Lexford, Inc.
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

On March 18, 1998 at 6:01 p.m. Eastern Standard Time, Lexford, Inc., an Ohio corporation, merged with and into Lexford Residential Trust, a Maryland real estate investment trust. Prior to the merger, Lexford Residential Trust had only nominal assets and was a wholly owned subsidiary of Lexford, Inc. Through the merger, Lexford Residential Trust succeeded to all of the assets and business of Lexford, Inc. subject to all of the liabilities of Lexford, Inc. and became the successor by merger of Lexford, Inc. Pursuant to the terms of the merger, each share of Lexford, Inc. common stock which was issued and outstanding at the effective time of the merger was converted into the right to receive two duly authorized, validly issued, fully paid and nonassessable common shares of beneficial interest, par value $.01 per share, in Lexford Residential Trust. Common shares of beneficial interest, par value $.01 per share, in Lexford Residential Trust began trading on the New York Stock Exchange on March 19, 1998 under the symbol "LFT".

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

         (27)     Financial Data Schedule.

                  27.1. Financial Data Schedule (submitted electronically for SEC information only).

         (99)     Additional Exhibits.

                  99.1 The financial statements of the Registrant (known as Lexford, Inc. on the date thereof) and the related notes, together with the report of Ernst & Young LLP, dated March 18, 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

                                         LEXFORD RESIDENTIAL TRUST



Date:  March 20, 1998                    By: /s/ Mark D. Thompson
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                                                 Mark D. Thompson
                                                 Executive Vice President and
                                                 Chief Financial Officer


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